Exhibit 10.2

THIS NOTE AND, IF APPLICABLE, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IN ACCORDANCE WITH THAT CERTAIN NOTE PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE OTHER PARTY NAMED THEREIN, AND IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE ISSUER IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

CHAMPIONS ONCOLOGY, INC.

CONVERTIBLE PROMISSORY NOTE

ISSUE DATE: DECEMBER 1, 2014

FOR VALUED RECEIVED, pursuant to the terms of this convertible promissory note (the “Note”), the undersigned, CHAMPIONS ONCOLOGY, INC. (the “Issuer”), hereby promises to pay to the order of ____________ or its assigns (the “Noteholder”), the principal sum of One Million Dollars ($1,000,000) (the “Principal Amount”), together with any accrued interest thereon, in the manner set forth below. All payments hereunder shall be made as set forth below, and each such payment shall be made in lawful money of the United States of America.

This Note is subject to the following terms and conditions:

Section 1.    Note Purchase Agreement. This Note is one of two “Notes” issued pursuant to Note Purchase Agreements between the Issuer and the respective purchasers named therein (the “Note Purchase Agreements”). This Note is subject to the terms and conditions of that certain Note Purchase Agreement by and between the Issuer and the original Noteholder hereof (the “Note Purchase Agreement”), and capitalized terms not expressly defined herein shall have the meaning ascribed to such terms in the Note Purchase Agreement.

Section 2.     Payment. The entire balance of this Note, including any accrued but unpaid interest, shall be due and payable, if not already converted, no later than ninety (90) days after the issuance of this Note (the “Maturity Date”). Such payment shall be made (i) upon surrender of this Note to the Issuer at its offices at One University Plaza, Suite 307, Hackensack, NJ 07601, or at such other place as is designated in writing by the Issuer and (ii) by wire transfer of immediately available funds to an account designated by the Noteholder by written notice to the Issuer prior to the issuance of the Note.

Section 3.     Interest.

(a)          The per annum rate of interest to be charged on the Principal Amount shall be [twelve percent (12%)] simple interest, payable on the Maturity Date, with interest accruing from the date hereof (the “Issue Date”). Interest shall be computed on the basis of a year of 360 days (consisting of twelve 30-day months) and the actual number of days elapsed. .

(b)          Notwithstanding anything to the contrary in this Note or any related writing, all agreements between the Issuer and the Noteholder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand for payment or acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by the Noteholder exceed the maximum amount permissible under applicable law. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Noteholder does not intend to charge or collect any unearned interest in the event of acceleration. If, from any circumstance whatsoever, interest would otherwise be payable to the Noteholder in excess of the maximum lawful amount, the interest payable to the Noteholder shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Noteholder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of the principal hereof such excess shall be refunded to the Issuer. All interest paid or agreed to be paid to the Noteholder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal (including the period of any extension or renewal hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Issuer and the Noteholder.

Section 4.     Affirmative Covenants. So long as this Note remains outstanding, the Issuer covenants and agrees that:

(a)          Notice of Event of Default. The Issuer will provide the Noteholder with prompt written notice upon the occurrence of any Event of Default (as defined in Section 9).

(b)          Reservation and Availability of Common Stock. The Issuer shall at all times have authorized and reserved, free from any preemptive or similar rights, and shall keep available out of its authorized and unissued Common Stock (the “Common Stock”), the number of shares of Common Stock that will be sufficient to permit the conversion in full of this Note. “The Company shall use its best efforts to cause the shares of Common Stock into which this Note is convertible, to be listed on any domestic securities exchange upon which shares of Common Stock are listed at the time of such conversion.

Section 5.    Optional Conversion at Equity Financing. The Principal Amount outstanding under this Note and any unpaid accrued interest thereon, upon the closing of the first equity financing of the Issuer that occurs after the issuance of this Note (the “Equity Financing”), may be, at the option of the Noteholder, converted into the securities issued in such Equity Financing (the “Securities”). The number of shares of Issuer stock issuable upon conversion of this Note in such an optional conversion shall be equal to the quotient obtained by dividing (x) the Principal Amount plus any unpaid accrued interest thereon by (y) the product (the “Discounted Per Share Price”) obtained by multiplying (A) the per share price paid in the Equity Financing, by (B) 0.95; provided that if warrants are issued in the Equity Financing, then upon such optional conversion, the Noteholder shall be issued the number of such warrants that the Noteholder would have been issued had the Noteholder purchased Securities, at the Discounted Per Share Price, for the conversion amount in the Equity Financing.

Section 6.    Optional Conversion at Maturity. The Principal Amount outstanding under this Note and unpaid accrued interest hereon shall be convertible at the option of the Noteholder upon written notice to the Issuer, if the Equity Financing has not occurred by the Maturity Date. The number of shares of Common Stock issuable upon conversion of this Note in such an optional conversion shall be equal to the quotient obtained by dividing (x) the Principal Amount plus any unpaid accrued interest thereon by (y) the volume weighted average closing price of the Issuer’s Common Stock for the five trading days prior to conversion.

Section 7.     Cancellation of Note Upon Conversion; No Fractional Shares. The Issuer and the Noteholder each agree to execute any and all documents that may be required in connection with any such conversion, and upon receipt by the Noteholder of a stock certificate representing Common Stock issued pursuant to a conversion, the Noteholder shall surrender this Note to the Issuer for cancellation. No fractional shares of Common Stock will be issued upon conversion of this Note. In lieu of any fractional shares to which the Noteholder would otherwise be entitled, the Issuer shall pay cash equal to such fractional share.

Section 8.    Payment of Note; Seniority; Unsecured. Subject to Section 1 hereof, the Issuer will punctually pay or cause to be paid the amounts due hereunder at the dates and places and in the manner specified herein. Any sums required to be withheld from any payment on this Note by operation of law or pursuant to any order, judgment, execution, treaty, rule or regulation may be withheld by the Issuer and paid over in accordance therewith. Payment of the Principal Amount and interest on this Note shall be senior in right of payment to all junior indebtedness of the Issuer, including but not limited to indebtedness for borrowed money from institutional investors and lease financings, but shall rank pari pasu with the indebtedness incurred pursuant to the other Note Purchase Agreement. The performance of the Issuer’s obligations under this Note is not secured by any of the Issuer’s assets or revenues.

Section 9.     Events of Default. The following are Events of Default hereunder:

(a)          any failure by the Issuer to pay when due all or any Principal Amount and interest hereunder; or

(b)          any material representation or warranty by the Issuer set forth in the Note Purchase Agreement pursuant to which the Note was purchased proves to have been incorrect, false or misleading in any material respect; or

(c)          the Issuer, pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(i)          commences a voluntary case or proceeding;

(ii)         consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)        consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property;

(iv)        makes a general assignment for the benefit of its creditors; or

(v)         admits in writing its inability to pay its debts as the same become due; or

(d)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against the Issuer or any of its subsidiaries in an involuntary case;

(ii)         appoints a Custodian of the Issuer or any of its subsidiaries or for all or substantially all of the property of the Issuer or any of its subsidiaries; or

(iii)        orders the liquidation of the Issuer or any of its subsidiaries;

and, in each case, such order or decree remains unstayed and in effect for sixty (60) consecutive days.

The term “Bankruptcy Law” means title 11 of the U.S. Code, or any similar United States federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 10.     Remedies on Default. Upon the occurrence or existence of an Event of Default, the Noteholder, by notice in writing to the Issuer (the “Acceleration Notice”), may declare the principal amount of the Note and all accrued and unpaid interest to be due and payable immediately, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived, in the event that the Issuer shall not have cured such Event of Default within ten (10) business days after receipt of such notice, except in the case of any Event of Default under Sections (9)(c) and (d) above, in which event acceleration shall be automatic, become immediately due and payable. Upon the occurrence of any Event of Default, the Noteholder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity.

Section 11.     Loss, Theft, Destruction or Mutilation of Note. Upon notice by the Noteholder to the Issuer of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Issuer, and upon reimbursement to the Issuer of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Issuer will make and deliver a new Note of like tenor, in lieu of this Note.

Section 12.     Notice. Except as otherwise expressly specified herein, all notices, requests and other communications required or permitted hereunder shall be in writing and shall be sent by a nationally recognized overnight courier service; by certified or registered mail, return receipt requested; or by hand delivery:

If to the Issuer:

Champions Oncology, Inc.

One University Plaza, Suite 307

Hackensack, NJ 07601

Attention: David Sidransky

If to the Noteholder, to the address set forth in the signature page in the Note Purchase Agreement pursuant to which this Note was issued or such other address as provided by the Noteholder to the Issuer in writing.

Any party may designate a different notice address or contact person with respect to such party by providing a notice describing such changes to the other party hereto in accordance with the provisions of this Section 12. Any notice sent by a nationally recognized overnight mail courier service shall be deemed to be delivered to the address shown on the mailing receipt on the third business day after dispatch upon proper evidence of mailing for purposes of this Section 12. Any notice sent by certified or registered mail, return receipt requested, shall be deemed to be delivered five business days after mailing. Any notice sent by hand delivery shall be deemed delivered as of the date of delivery.

Section 13.     Amendments. This Note may not be changed orally, but only, in the case of an amendment or modification by an agreement in writing and signed by the Issuer and the Noteholders representing at least 51% in interest of the then outstanding Notes (determined by principal amount), and in the case of a waiver, by the party (or in the case of the Noteholder, by the Noteholders representing at least 51% in interest of the then outstanding Notes) against whom enforcement of any waiver is sought; provided, that no such amendment, modification or waiver shall be binding on a Noteholder without such Noteholder’s consent in the event that the amendment, modification or waiver (i) reduces the rate, or extends the time of payment, of any interest on any Note; (ii) reduces the amount, or extends the time of payment of any installment or other payment of principal on any Note; or (iii) decreases or forgives the principal amount of any Note.

Section 14.     Governing Law; Waiver of Jury Trial; Forum. This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. EACH PARTY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING FOR THE ENFORCEMENT OR COLLECTION OF THIS NOTE. In the event that a judicial proceeding is necessary, the exclusive forums for resolving disputes arising out of or relating to this Note are either the Supreme Court of the State of New York in and for the County of New York or the federal courts for such State and County, and all related appellate courts; the parties hereby irrevocably consent to the jurisdiction of such courts and agree to said venue.

Section 15.    Collection Costs. In the event that the Noteholder shall, after the occurrence and during the continuance of an Event of Default (and provided that the Noteholder shall be permitted, at such time, to enforce its rights hereunder and retain payments received hereunder), turn this Note over to an attorney for collection, the Issuer shall further be obligated to the Noteholder for the Noteholder’s reasonable attorneys’ fees and expenses incurred in connection with such collection, if successful.

Section 16.     Severability. The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Note, which shall remain in full force and effect. If any provision of this Note shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

Section 17.     Successors and Assigns; Assignment. All the covenants, stipulation, promises and agreements in this Note contained by or on behalf of the Issuer shall bind its successors and assigns, whether or not so expressed. Notwithstanding anything to the contrary in this Note or any related writing, the Noteholder shall have the right to assign all or any portion of this Note at any time, and from time to time, to an affiliate of the Noteholder.

Section 18.     Headings. The headings in this Note are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Issuer has duly caused this Note to be signed on its behalf, in its corporate name and by its duly authorized officer as of Issue Date set forth above.

CHAMPIONS ONCOLOGY, INC.

By:
Name: David Sidransky
Title: Chairman of the Board of Directors

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